SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2005

Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	(Commission File Numbers) 33-99736-01 333-3525-01 333-39365-01 333-61394-01 333-128160	56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On October 3, 2005, Tanger Properties Limited Partnership (the “Operating Partnership”) repaid in full its mortgage debt outstanding with John Hancock Real Estate Finance totaling approximately $77.4 million, with a weighted average interest rate of 7.9% and an original maturity date of April 1, 2009. The Operating Partnership will incur a non-recurring charge for the early extinguishment of approximately $9.8 million in the fourth quarter, consisting of a prepayment premium of approximately $9.4 million and the write-off of deferred loan fees totaling approximately $409,000. A copy of the press release issued by Tanger Factory Outlet Centers, Inc., the sole owner of the Operating Partnership's general partner, Tanger GP Trust, is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2005

TANGER PROPERTIES LIMITED PARTNERSHIP

By: TANGER GP TRUST, its sole general partner

By: /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Vice President, Treasurer

EXHIBIT INDEX

Exhibit No.

99.1
Press release announcing the repayment in full of Tanger Properties Limited Partnership’s mortgage debt outstanding with John Hancock Real Estate Finance totaling approximately $77.4 million, with a weighted average interest rate of 7.9% and an original maturity date of April 1, 2009.